UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAFE BULKERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Republic of the Marshall Islands (State or other Jurisdiction of Incorporation or Organization)	98-0614567 (I.R.S. Employer Identification No.)

Apt. D11,
Les Acanthes
6, Avenue des Citronniers
MC98000 Monaco
011-377-97988181
(Address of principal executive office)

30-32 Avenue Karamanli
16673 Voula
Athens, Greece
011-30-211-1888400
(Address of representation office in Greece)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address and telephone number of agent for service)

With copies to:

Richard M. Brand, Esq.
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
(212) 504-5757

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, including preferred stock purchase rights, par value $0.001 per share
Preferred Stock, par value $0.01 per share
Warrants
Subscription Rights
Debt Securities
Total	$200,000,000	100%	$200,000,000	$23,180

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $200,000,000. Separate consideration may or may not be received for shares that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Rights to purchase preferred stock initially will trade together with the common stock. The value attributable to the rights, if any, will be reflected in the price of the common stock.

(2)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, with respect to the securities to be sold by the Registrant. In no event will the aggregate initial offering price of the securities registered hereby exceed $200,000,000 (unless a post-effective amendment is filed), or, if any securities are in any foreign currency units, the U.S. dollar equivalent of $200,000,000 and if any securities are issued at original issue discount, such greater amount as shall result in an aggregate offering price not to exceed $200,000,000. Of the $23,180 due as a registration fee for the securities being registered hereby, $14,982.24 is being offset as it reflects the fee associated with unsold securities from registration statement on Form F-3 (333-186977) that Safe Bulkers, Inc. initially filed on March 1, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2016.

PROSPECTUS

$200,000,000
Safe Bulkers, Inc.

Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities

Through this prospectus, we may offer common stock, preferred stock, warrants, subscription rights and debt securities from time to time. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $200,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “SB.”

Our principal executive offices are located at Apt. D11, Les Acanthes 6, Avenue des Citronniers MC98000 Monaco. Our telephone number at such address is 011-377-97988181.

Our representative offices in Greece are located at 30-32 Avenue Karamanli, P.O. Box 70837, 16605 Voula, Athens, Greece. Our telephone number at such address is 011-30-2 111 888 400.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2016.

You should rely only on the information provided in this prospectus, the documents incorporated by reference herein and any prospectus supplements filed hereafter. We have not authorized anyone to provide you with additional or different information. If any person provides you with different or inconsistent information, you should not rely upon it. We are not making an offer of these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

i

FORWARD-LOOKING STATEMENTS

All statements in this prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as forward-looking statements. In some cases, predictive, future-tense or forward-looking words such as “believe,” “intend,” “anticipate,” “hope,” “estimate,” “project,” “forecast,” “plan,” “potential,” “may,” “will,” “likely to,” “could,” “should” and “expect” and other similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the Securities and Exchange Commission (“SEC”), other information sent to our security holders and other written materials.

Forward-looking statements include, but are not limited to, such matters as:

•	future operating or financial results and future revenues and expenses;

•	future, pending or recent acquisitions, business strategy, areas of possible expansion and expected capital spending or operating expenses;

•	availability of key employees, crew, length and number of off-hire days, drydocking requirements and fuel and insurance costs;

•	general market conditions and shipping industry trends, including charter rates, vessel values and factors affecting supply and demand;

•	our financial condition and liquidity, including our ability to make required payments under our credit facilities, comply with our loan covenants and obtain additional financing in the future to fund capital expenditures, acquisitions and other corporate activities;

•	the overall health and condition of the U.S. and global financial markets, including the value of the U.S. dollar relative to other currencies;

•	our expectations about availability of vessels to purchase, the time that it may take to construct and deliver new vessels or the useful lives of our vessels;

•	our continued ability to enter into period time charters with our customers and secure profitable employment for our vessels in the spot market;

•	our future capital expenditures and investments in the construction, acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	our expectations relating to dividend payments and ability to make such payments;

•	our ability to leverage our Managers’ relationships and reputation within the drybulk shipping industry to our advantage;

•	our anticipated general and administrative expenses;

•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;
1

•	risks inherent in vessel operation, including terrorism (including cyber terrorism), piracy and discharge of pollutants;

•	potential liability from future litigation; and

•	other factors discussed in “Risk Factors” of this prospectus.

We caution that the forward-looking statements included in this prospectus represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described under “Risk Factors.” As a result, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

2

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and should be read together with the information contained in other parts of this prospectus, any prospectus supplement and the documents we incorporate by reference. Unless otherwise indicated, references in this prospectus to “Safe Bulkers,” the “Company,” “we,” “our,” “us,” or similar terms when used in a historical context refer to Safe Bulkers, Inc. and/or its subsidiaries. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read the prospectus and the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.

Our Company

Safe Bulkers, Inc. is an international provider of marine drybulk transportation services, transporting bulk cargoes, particularly coal, grain and iron ore, along worldwide shipping routes for some of the world’s largest consumers of marine drybulk transportation services. As of October 5, 2016, we had a fleet of 37 drybulk vessels, with an aggregate carrying capacity of 3,339,800 dwt and an average age of 6.44 years, making us one of the world’s youngest fleets of Panamax, Kamsarmax, Post-Panamax and Capesize class vessels. Our fleet is expected to grow through 2018 as the result of the delivery of two further contracted newbuilds, comprised of one Japanese Kamsarmax class vessel and one Chinese Kamsarmax class vessel. Upon delivery of the last of our contracted newbuilds, assuming we do not acquire any additional vessels or dispose of any of our vessels, our fleet will be comprised of 39 vessels, 12 of which will be eco-design vessels, having an aggregate carrying capacity of 3,503,400 million dwt.

We employ our vessels on both period time charters and spot time charters, according to our assessment of market conditions, with some of the world’s largest consumers of marine drybulk transportation services. The vessels we deploy on period time charters provide us with relatively stable cash flow and high utilization rates, while the vessels we deploy in the spot market allow us to maintain our flexibility in low charter market conditions.

We maintain our principal executive offices at Apt. D11, Les Acanthes 6, Avenue des Citronniers MC98000 Monaco. Our telephone number at that address is 011-377-97988181. We maintain our representative offices in Greece at 30-32 Avenue Karamanli, P.O. Box 70837, 16605 Voula, Athens, Greece. Our telephone number at that address is 011-30-2 111 888 400. Our registered address in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of our registered agent at such address is The Trust Company of the Marshall Islands, Inc.

The Securities That May Be Offered

An aggregate public offering price of $200,000,000 of:

•	common stock;

•	preferred stock;

•	warrants;

•	subscription rights; and

•	debt securities.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

3

(a)	Common Stock

We may issue shares of our common stock, par value $0.001 per share. Holders of our common stock are entitled to receive dividends when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of shares of common stock have no cumulative voting or preemptive rights. Common stock may also be sold by us or by entities controlled by Polys Hajioannou, which, own approximately 58.20% of our outstanding common stock.

(b)	Preferred Stock

We may issue preferred stock, par value $0.01 per share, the terms of which will be established by our board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the prospectus supplement that will accompany this prospectus, including the terms of the preferred stock dealing with dividends, redemption provisions, rights in the event of liquidation, dissolution or winding up, voting rights and conversion rights. Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock.

(c)	Warrants

For any particular warrants that we offer, the applicable prospectus supplement will describe the underlying securities into which the warrant is exercisable; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between us and one or more warrant agents.

(d)	Subscription Rights

For any particular subscription rights that we offer, the applicable prospectus supplement will describe the number of subscription rights issued to each stockholder; the expiration date; the exercise price or the manner of determining the exercise price; and any other specific terms. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholders receiving the rights in the rights offering.

(e)	Debt Securities

For any particular debt securities that we offer, the applicable prospectus supplement will describe the amount being offered and any other specific terms.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

Our common stock is listed on the New York Stock Exchange. If any securities are to be listed or quoted on any other securities exchange or quotation system, the applicable prospectus supplement will so state.

4

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the section entitled “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our common stock. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Marshall Islands corporation and our offices are located outside of the United States in Athens, Greece. A majority of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. Federal or state securities laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf registration process, we may, from time to time, sell up to an aggregate public offering price of $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus, as well as a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

5

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2015, filed with the SEC on March 4, 2016;

•	our Reports on Form 6-K furnished to the SEC on July 5, 2016, July 12, 2016, July 18, 2016, July 21, 2016 (with regard to the amendment of Term Loan Facility with Royal Bank of Scotland plc), August 3, 2016, August 10, 2016, September 23, 2016, October 4, 2016, October 17, 2016, and October 17, 2016;

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 22, 2008 which incorporates by reference the description of our common stock contained in our Registration Statement on Form F-1 (File No. 333-150995), as amended, filed with the SEC on May 16, 2008, and any amendments or reports filed updating that description;

•	the description of our 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares (“Series B Preferred Shares”) contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on June 18, 2013 which incorporates by reference the description of the Series B Preferred Shares contained in our prospectus filed with the SEC on June 7, 2013, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description;

•	the description of our 8.00% Series C Cumulative Redeemable Perpetual Preferred Shares (“Series C Preferred Shares”) contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 7, 2014 which incorporates by reference the description of the Series C Preferred Shares contained in our prospectus filed with the SEC on May 1, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description; and

•	the description of our 8.00% Series D Cumulative Redeemable Perpetual Preferred Shares (“Series D Preferred Shares”) contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on June 30, 2014 which incorporates by reference the description of the Series D Preferred Shares contained in our prospectus filed with the SEC on June 24, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description.

We will also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

6

Safe Bulkers, Inc.
30-32 Avenue Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
011-30-211-1888400
Attention: Dr. Loukas Barmparis, Secretary

RATIO OF EARNINGS/(LOSS) TO FIXED CHARGES AND PREFERRED DIVIDENDS

	Year Ended December 31,						Six Months Ended June 30,
	2011	2012	2013	2014	2015		2016
Ratio of Earnings/(Loss) to Fixed Charges(1)	13.0	9.4	8.7	2.4	(2.2	)(2)	(1.2	)(3)
Ratio of Earnings/(Loss) to Fixed Charges and Preferred Dividends(1)	13.0	9.4	8.7	1.3	(1.1	)(2)	(0.8	)(3)

(1)	For the purpose of computing the consolidated ratio of earnings/(loss) to fixed charges, earnings/(loss) consist of net income/(loss) plus fixed charges less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization and write-off of capitalized expenses relating to indebtedness. For the purpose of computing the consolidated ratio of earnings/(loss) to fixed charges and preferred dividends, earnings/(loss) consist of net income/(loss) plus fixed charges less interest capitalized and preferred dividends. Fixed charges consist of interest expensed and capitalized, amortization and write-off of capitalized expenses relating to indebtedness. Preferred Dividends refers to the amount of earnings that is required to pay the cash dividends on outstanding preference securities. It also includes the redemption of preferred stock.

(2)	For the year ended December 31, 2015, earnings were inadequate to cover total fixed charges by approximately $48.6 million and the sum of total fixed charges and preferred dividends by approximately $62.8 million.

(3)	For the six months ended June 30, 2016, earnings were inadequate to cover total fixed charges by approximately $27.3 million and the sum of total fixed charges and preferred dividends by approximately $34.3 million.

USE OF PROCEEDS

The use of proceeds from any offering will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

Under our first amended and restated articles of incorporation (as further amended through the date hereof) (“articles of incorporation”), our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which, as of as of December 31, 2015, there were 83,486,194 shares of the registrant’s common stock issued and outstanding and fully paid, and 20,000,000 shares of blank check preferred stock, par value $0.01 per share, of which, as of December 31, 2015, 1,569,526 shares of Series B Preferred Shares, 2,300,000 shares of Series C Preferred Shares and 3,200,000 shares of Series D Preferred Shares were issued and outstanding. Of this blank check preferred stock, 1,000,000 shares have been designated Series A Participating Preferred Stock in connection with our adoption of a stockholder rights plan as described below under “—Stockholder Rights Plan.” All of our shares of stock are in registered form.

7

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Our common stock is not subject to any sinking fund provisions and no holder of any shares will be required to make additional contributions of capital with respect to our shares in the future. There are no provisions in our articles of incorporation or first amended and restated bylaws (“bylaws”) discriminating against a stockholder because of his or her ownership of a particular number of shares.

We are not aware of any limitations on the rights to own our common stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our common stock, imposed by foreign law or by our articles of incorporation or bylaws.

Preferred Stock

Our articles of incorporation authorize our board of directors, without any further vote or action by our stockholders, to issue up to 20,000,000 shares of blank check preferred stock, and to determine, with respect to any series of preferred stock established by our board of directors, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series which our board of directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable; the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting powers, if any, of the holders of the series.
8

Series A Participating Preferred Stock

There are no shares of Series A Participating Preferred Stock issued and outstanding, although 1,000,000 shares have been designated Series A Participating Preferred Stock in connection with our adoption of a stockholder rights plan.

Series B Preferred Shares

In June 2013, we issued 1,600,000 shares of our Series B Preferred Shares, of which 1,501,477 Series B Preferred Shares were outstanding as of October 13, 2016. The initial liquidation preference of the Series B Preferred Shares is $25.00 per share. The shares are redeemable by us at any time on or after July 30, 2016. The shares carry an annual dividend rate of 8.00% per $25.00 of liquidation preference per share. The Series B Preferred Shares represents perpetual equity interests in us and, unlike our indebtedness but like our Series C Preferred Shares and our Series D Preferred Shares, do not give rise to a claim of payment of a principal amount at a particular date. As such, the Series B Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the Series C Preferred Shares and with the Series D Preferred Shares. Upon any liquidation and dissolution of us, holders of the Series B Preferred Shares will generally be entitled to receive the cash value of the liquidation preference of the Series B Preferred Shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including common stock. The Series B Preferred Shares are not convertible into common stock or other of our securities, do not have exchange rights and are not entitled to preemptive or similar rights. A description of our Series B Preferred Shares can be found in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on June 18, 2013 which incorporates by reference the description of the Series B Preferred Shares contained in our prospectus filed with the SEC on June 7, 2013, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description.

Series C Preferred Shares

In May 2014, we issued 2,300,000 shares of our Series C Preferred Shares. The initial liquidation preference of the Series C Preferred Shares is $25.00 per share. The shares are redeemable by us at any time on or after May 31, 2019. The shares carry an annual dividend rate of 8.00% per $25.00 of liquidation preference per share. The Series C Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series B Preferred Shares and our Series D Preferred Shares, do not give rise to a claim of payment of a principal amount at a particular date. As such, the Series C Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the Series B Preferred Shares and with the Series D Preferred Shares. Upon any liquidation and dissolution of us, holders of the Series C Preferred Shares will generally be entitled to receive the cash value of the liquidation preference of the Series C Preferred Shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including common stock. The Series C Preferred Shares are not convertible into common stock or other of our securities, do not have exchange rights and are not entitled to preemptive or similar rights. A description of our Series C Preferred Shares can be found in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 7, 2014 which incorporates by reference the description of the Series C Preferred Shares contained in our prospectus filed with the SEC on May 1, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description.

Series D Preferred Shares

In June, 2014 we issued 2,800,000 shares of our Series D Preferred Shares. The initial liquidation preference of the Series D Preferred Shares is $25.00 per share. The shares are redeemable by us at any time on or after June 30, 2019. The shares carry an annual dividend rate of 8.00% per $25.00 of liquidation preference per share. The Series D Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series B Preferred Shares and our Series C Preferred Shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series D Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and pari passu with the Series B Preferred Shares and with the Series C Preferred Shares. Upon any liquidation and dissolution of us, holders of the Series D Preferred

9

Shares will generally be entitled to receive the cash value of the liquidation preference of the Series D Preferred Shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including common stock. The Series D Preferred Shares are not convertible into common stock or other of our securities, do not have exchange rights and are not entitled to preemptive or similar rights. A description of our Series D Preferred Shares can be found in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on June 30, 2014 which incorporates by reference the description of the Series D Preferred Shares contained in our prospectus filed with the SEC on June 24, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description.

Stockholder Rights Plan

(1)	General

Each share of our common stock includes a right that entitles the holder to purchase from us a unit consisting of one- thousandth of a share of our Series A participating preferred stock at a purchase price of $25.00 per unit, subject to specified adjustments. The rights are issued pursuant to a stockholder rights agreement between us and American Stock Transfer & Trust Company, as rights agent. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights.

The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors. The adoption of the rights agreement was approved by our existing stockholder prior to our initial public offering in May 2008.

We have summarized the material terms and conditions of the rights agreement and the rights below. For a complete description of the rights, we encourage you to read the stockholder rights agreement, which we filed with the SEC on May 16, 2008 as an exhibit to our Registration Statement on Form F-1.

(2)	Detachment of the Rights

The rights are attached to all certificates representing our outstanding common stock and will attach to all common stock certificates we issue prior to the rights distribution date that we describe below. The rights are not exercisable until after the rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as described below. The rights will separate from the common stock and a rights distribution date will occur, subject to specified exceptions, on the earlier of the following two dates:

•	ten days following the first public announcement that a person or group of affiliated or associated persons or an “acquiring person” has acquired or obtained the right to acquire beneficial ownership of 15% or more of our outstanding common stock; or

•	ten business days following the start of a tender or exchange offer that would result, if closed, in a person becoming an “acquiring person.”

One of our principal stockholders, Vorini Holdings Inc., and its affiliates are excluded from the definition of “acquiring person” for purposes of the rights, and therefore their ownership or future share acquisitions cannot trigger the rights. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.

10

Until the rights distribution date:

•	our common stock certificates will evidence the rights, and the rights will be transferable only with those certificates; and

•	any new shares of common stock will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of common stock at the close of business on that date. As of the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any shares of common stock we issue after the rights distribution date, except as our board of directors may otherwise determine.

(3)	Flip-In Event

A “flip-in event” will occur under the rights agreement when a person becomes an acquiring person. If a flip-in event occurs and we do not redeem the rights as described under the heading “—Redemption of Rights” below, each right, other than any right that has become void, as described below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

If a flip-in event occurs, all rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances which the rights agreement specifies.

(4)	Flip-Over Event

A “flip-over event” will occur under the rights agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction; or

•	50% or more of our assets, cash flows or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading “—Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of such right.

(5)	Antidilution

The number of outstanding rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the rights distribution date. With some exceptions, the rights agreement does not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also does not require us to issue fractional shares of our preferred stock that are not integral multiples of one one-hundredth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise. The rights agreement reserves us the right to require, prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, that a number of rights must be exercised so that we will issue only whole shares of stock.

(6)	Redemption of Rights

At any time until ten days after the date on which the occurrence of a flip-in event is first publicly announced, we may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash, shares of common stock or any other

11

consideration our board of directors may select. The rights are not exercisable after a flip-in event until they are no longer redeemable. If our board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

(7)	Exchange of Rights

We may, at our option, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange must be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to:

•	any person other than our existing stockholder becoming the beneficial owner of common stock with voting power equal to 50% or more of the total voting power of all shares of common stock entitled to vote in the election of directors; or

•	the occurrence of a flip-over event.

(8)	Amendment of Terms of Rights

While the rights are outstanding, we may amend the provisions of the rights agreement only as follows:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make changes that do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•	to shorten or lengthen any time period under the rights agreement, except that we cannot change the time period when rights may be redeemed or lengthen any time period, unless such lengthening protects, enhances or clarifies the benefits of holders of rights other than an acquiring person.

At any time when no rights are outstanding, we may amend any of the provisions of the rights agreement, other than decreasing the redemption price.

Dividends

The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors and the requirements of Marshall Islands law. The timing and amount of any dividends declared will depend on, among other things: (a) our earnings, financial condition and cash requirements and availability, (b) our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy, (c) provisions of Marshall Islands and Liberian law governing the payment of dividends, (d) restrictive covenants in our existing and future debt instruments and (e) global financial conditions. There can be no assurance that dividends will be paid. Our ability to pay dividends may be limited by the amount of cash we can generate from operations following the payment of fees and expenses and the establishment of any reserves as well as additional factors unrelated to our profitability. We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments.

Marshall Islands Law and Our Articles of Incorporation and Bylaws

(1)	General

Our purpose, as stated in our articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act of the Marshall Islands, or the “BCA,” and without in any way limiting the generality of the foregoing, the corporation shall have the power: (a) to purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including, landcraft and any and all other means of conveyance and transportation by land or water, together with engines, boilers, machinery equipment and appurtenances of all kinds,

12

including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships; (b) to carry on its business, to have one or more offices, and or exercise its powers in foreign countries, subject to the laws of the particular country; (c) to borrow or raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured; (d) to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description; and (e) to act as agent and/or representative of ship-owning companies.

Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held inside or outside of the Marshall Islands. Special meetings may be called by the Chairman of the board of directors, the Chief Executive Officer or by the Chairman of the board of directors or the Chief Executive Officers at the request of a majority of the board of directors. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting. Our articles of incorporation and bylaws permit stockholder action by unanimous written consent.

We are registered with the Registrar of Corporations of the Republic of the Marshall Islands under registration number 27394.

(2)	Directors

Under our articles of incorporation and bylaws, our directors are elected by a plurality of the votes cast at each annual meeting of the stockholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting.

Pursuant to the provision of our bylaws, the board of directors may change the number of directors to not less than three, nor more than 15, by a vote of a majority of the entire board. Each director shall be elected to serve until the third succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, except in the event of death, resignation or removal. A vacancy on the board created by death, resignation, removal (which may only be for cause), or failure of the stockholders to elect the entire class of directors to be elected at any election of directors or for any other reason, may be filled only by an affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, at any special meeting called for that purpose or at any regular meeting of the board of directors. The board of directors has the authority to fix the amounts which shall be payable to the non-employee members of our board of directors for attendance at any meeting or for services rendered to us.

(3)	Dissenters’ Rights of Appraisal and Payment

Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or sale of all, or substantially all, of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any amendment of our articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange. The value of the shares of the dissenting stockholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

13

(4)	Stockholders’ Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of Our Articles of Incorporation and Bylaws

(1)	General

Several provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also delay, defer or prevent (a) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a stockholder might consider in its best interest, including attempts that may result in a premium over the market price for the shares held by the stockholders, and (b) the removal of incumbent officers and directors.

(2)	Blank Check Preferred Stock

Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 20,000,000 shares of blank check preferred stock, of which 1,000,000 shares have been designated Series A Participating Preferred Stock, in connection with our adoption of a stockholder rights plan as described above under “—Stockholder Rights Plan” and as of October 13, 2016, 1,501,477 Series B Preferred Shares are issued and outstanding, 2,300,000 Series C Preferred Shares are issued and outstanding and 3,200,000 Series D Preferred Shares are issued and outstanding. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

(3)	Classified Board of Directors

Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one- third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

(4)	Election and Removal of Directors

Our articles of incorporation prohibit cumulative voting in the election of directors. Our bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

(5)	Calling of Special Meetings of Stockholders

Our articles of incorporation and bylaws provide that special meetings of our stockholders may only be called by our Chairman of the board of directors, Chief Executive Officer or by either, at the request of a majority of our board of directors.

(6)	Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

14

Generally, to be timely, a stockholder’s notice must be received at our offices not less than 90 days nor more than 120 days prior to the first anniversary date of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or to make nominations for directors at an annual meeting of stockholders.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the amount of warrants outstanding;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
15

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue to our stockholders subscription rights to purchase our equity securities. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the amount of subscription rights outstanding;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find Additional Information” beginning on page 4 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our debt securities would be issued under an indenture between us and a trustee. The debt securities we may offer may be convertible into common stock or other securities. The indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete

16

information on some of the terms and provisions of the indenture, including definitions of some of the terms used below, and the debt securities.

General

The provisions of the indenture do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The debt securities may be convertible into common stock or other securities if specified in the applicable prospectus supplement.

Payments

We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, any offered debt securities:

•	the specific designation;

•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	if other than denominations of $1,000 or any integral multiples thereof, the denominations in which the debt securities will be issued;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of the deferral period;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;
17

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common stock or other securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•	whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material United States federal income tax or other income tax consequences, including, but not limited to:

•	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in non-United States currencies;

•	whether certain payments on the debt securities will be guaranteed under a financial insurance guarantee policy and the terms of that guarantee;

•	whether the debt securities will be secured;

•	any applicable selling restrictions; and

•	any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and

18

understand which actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default is made for more than 30 days in the payment of interest in respect of the securities;

•	default is made for more than 3 business days in the payment of premium or principal in respect of the securities;

•	we fail to perform or observe any of our other obligations under the securities and this failure has continued for the period of 90 days following the service on us of notice requiring the same to be remedied;

•	our bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

•	an order is made or an effective resolution is passed for the winding up or liquidation of us; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities upon an Event of Default

The indenture provides that, unless otherwise set forth in a supplemental indenture:

•	if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of us applicable to that series of debt securities but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, the trustee at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to us may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under the indenture) to be due and payable immediately;

•	if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of us, the principal of all debt securities and interest accrued on the debt securities shall be due and payable immediately; and

•	if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, the trustee at the direction of the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities at maturity (but including the non-payment of principal or premium of the securities that has become due as a result of an acceleration), have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

19

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

•	secure or add additional collateral for the benefit of any debt securities;

•	provide guarantees or add additional guarantors for the benefit of any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add events of default for the protection of the holders of debt securities;

•	cure any ambiguity, defect, mistake or inconsistency;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	conform the indenture to any mandatory provision of law.

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for common stock or other securities, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security at its stated maturity; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.
20

Global Securities

Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a

21

successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may, at any time and in our sole discretion, decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

New York Law to Govern

The indenture and the debt securities will be governed by the laws of the State of New York.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our articles of incorporation and bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as stockholder “rights” plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands. Accordingly, we cannot predict whether Marshall Islands courts would reach the same conclusions as United States courts and you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to stockholders’ rights.

Marshall Islands

Stockholder Meetings

•	Held at a time and place as designated in the bylaws.

•	May be held in or outside of the Marshall Islands.

•	Notice

–	Whenever stockholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.

–	A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before meeting.

Stockholder’s Voting Rights

•	Any action required to be taken by a meeting of stockholders may be taken without a meeting if consent is in writing and is signed by all the stockholders entitled to vote.
22

•	Any person authorized to vote may authorize another person to act for him by proxy.

•	Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.

•	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

•	The articles of incorporation may provide for cumulative voting in the election of directors.

•	Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a stockholder meeting.

•	Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a stockholder meeting.

•	Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the stockholders of any corporation.

•	Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property made in furtherance of corporate purpose may be authorized without the vote or consent of the stockholders, unless otherwise provided for in the articles of incorporation.

Directors

•	The board of directors must consist of at least one member.

•	Number of members can be changed by an amendment to the bylaws, by the stockholders or by action of the board under specific provisions of the bylaws.

•	If the board of directors is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.

•	Removal

–	Any or all of the directors may be removed for cause by vote of the stockholders.

–	If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the stockholders.

Dissenter’s Rights of Appraisal

•	With limited exceptions, including for the shares of any class or series of stock listed on a securities exchange or admitted for trading on an interdealer quotation system, stockholders have a right to dissent from a merger or sale of all or substantially all assets not made in the usual course of business and to receive payment of the fair value of their shares.

•	A holder of any adversely affected shares who does not vote on, or consent in writing to, an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

–	Alters or abolishes any preferential right of any outstanding shares having preference; or
23

–	Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

–	Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

–	Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Stockholder’s Derivative Actions

•	An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

•	Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board of directors or the reasons for not making such effort.

•	Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.

•	Reasonable expenses, including attorneys’ fees, may be awarded if the action is successful.

•	Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

Delaware

Stockholder Meetings

•	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

•	May be held in or outside of Delaware.

•	Notice

–	Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

–	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Stockholder’s Voting Rights

•	With limited exceptions, stockholders may act by written consent to elect directors.

•	Any person authorized to vote may authorize another person or persons to act for him by proxy.

•	For stock corporations, a certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one- third of the shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

•	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.
24

•	The certificate of incorporation may provide for cumulative voting.

•	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote of the outstanding stock entitled to vote of each constituent corporation at an annual or special meeting.

•	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of a corporation entitled to vote.

•	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting.

•	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides.

Directors

•	The board of directors must consist of at least one member.

•	Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

•	Removal

–	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

–	In the case of a classified board, stockholders may effect removal of any or all directors only for cause.

Dissenter’s Rights of Appraisal

•	With limited exceptions, including for the shares of any class or series of stock listed on a national securities exchange, appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation.

•	The certificate of incorporation may provide that appraisal rights are available for shares as a result of an amendment to the certificate of incorporation, any merger or consolidation or the sale of all or substantially all of the assets of the corporation.

Stockholder’s Derivative Actions

•	In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $200,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

25

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

•	on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	as settlement of short sales entered into after the date of the prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers, who may act as agents or principals;

•	through sales “at the market” to or through a market-maker;

•	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents;

•	in options transactions;

•	over the Internet;

•	any other method permitted pursuant to applicable law; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities that could have been covered by this prospectus if sold through a registered offering in private transactions or under Rule 144 of the Securities Act of 1933, as amended, rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be

26

negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. We and any underwriters, broker- dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker- dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

27

We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus and certain other matters relating to Marshall Islands law will be passed upon for us by Cozen O’Connor, New York, New York. Certain other legal matters relating to United States law will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F, for the year ended December 31, 2015, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A. (formerly known as Deloitte Hadjipavlou, Sofianos & Cambanis S.A.), an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 24, Greece.

28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXPENSES

The following are the expenses estimated to be incurred by us in connection with a possible offering of $200,000,000 of the securities registered under this registration statement.

SEC Registration Fee		$23,180
Printing		*
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
NYSE Fees		*
FINRA Fee		*
Miscellaneous Costs		*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

Item 8.	Indemnification of Directors and Officers

The Registrant is a Marshall Islands corporation. Section 60 of the BCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to

II-1

repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 60 of the BCA.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. In this regards, the Registrant’s bylaws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Registrant) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans) against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. The bylaws of the Registrant further provide that the Registrant shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Corporation, is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans) in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under the bylaws otherwise.

The articles of incorporation of the Registrant provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the liability of a director is not limited or eliminated (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (c) for any transaction from which the director derived an improper personal benefit.

Item 9.	Exhibits

Exhibit No.	Description
1.1	Form of underwriting agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 16, 2008 (Registration No. 333-150995)).
4.2	Specimen preferred stock certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.3	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 16, 2008 (Registration No. 333-150995)).
4.4	Form of Subscription Rights Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
II-2

Exhibit No.	Description
4.5	Form of Subscription Rights Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.6	Form of Warrant (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.7	Form of Warrant Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.8	Form of Indenture.
4.9	Form of Debt Securities (included in Exhibit 4.8).
5.1	Opinion of Cozen O’Connor (New York) (special counsel on Marshall Islands law to the Company).
5.2	Opinion of Cadwalader, Wickersham & Taft LLP (United States counsel to the Company).
12	Statement regarding computation of ratio of earnings to fixed charges.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cozen O’Connor (New York) (included in Exhibit 5.1).
23.3	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility for Senior Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-3

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall

II-4

be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monaco, Monaco, on October 17, 2016.

SAFE BULKERS, INC.

By:	/s/ Polys Hajioannou
	Name:	Polys Hajioannou
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Polys Hajioannou, Loukas Barmparis, Ioannis Foteinos and Konstantinos Adamopoulos his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 17, 2016.

Signature	Title

/s/ Polys Hajioannou	Chairman and Chief Executive Officer
Polys Hajioannou	(Principal Executive Officer)

/s/ Dr. Loukas Barmparis	President and Director
Dr. Loukas Barmparis

/s/ Ioannis Foteinos	Chief Operating Officer and Director
Ioannis Foteinos

/s/ Konstantinos Adamopoulos	(Principal Financial and Accounting Officer)
Konstantinos Adamopoulos	Chief Financial Officer and Director

/s/ Ole Wikborg	Director
Ole Wikborg

/s/ Christos Megalou	Director
Christos Megalou

/s/ Frank Sica	Director
Frank Sica

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on October 17, 2016.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of underwriting agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 16, 2008 (Registration No. 333-150995)).

4.2	Specimen preferred stock certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.3	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 16, 2008 (Registration No. 333-150995)).

4.4	Form of Subscription Rights Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.5	Form of Subscription Rights Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.6	Form of Warrant (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.7	Form of Warrant Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.8	Form of Indenture.

4.9	Form of Debt Securities (included in Exhibit 4.8).

5.1	Opinion of Cozen O’Connor (New York) (special counsel on Marshall Islands law to the Company).

5.2	Opinion of Cadwalader, Wickersham & Taft LLP (United States counsel to the Company).

12	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cozen O’Connor (New York) (included in Exhibit 5.1).

23.3	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page hereto).

25.1	Form T-1 Statement of Eligibility for Senior Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).